Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated April 2, 2018 relating to the financial statements and financial statement schedule, which appears in TechnipFMC plc’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 19, 2018